The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Filed Pursuant to Rule 424(b)(5)
Registration No. 333-253700
SUBJECT TO COMPLETION, DATED MARCH 1, 2021
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated March 1, 2021)
$150,000,000

HESKA CORPORATION
Common Stock
We are offering $150,000,000 of shares of our common stock, $0.01 par value per share.
Our common stock is listed on The Nasdaq Capital Market under the symbol “HSKA.” The last reported closing price of our common stock on February 26, 2021, was $188.40 per share. At an assumed public offering price of $188.40 per share, we would expect to offer 796,178 shares in this offering.
Our business and an investment in our common stock involves significant risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$
(1)	See “Underwriting” for additional information regarding underwriting compensation.
The underwriters have a 30-day option to purchase up to an additional     shares of common stock from us at the public offering price, less underwriting discounts and commissions.
The underwriters expect to deliver the shares of common stock against payment on or about    , 2021.
Joint Book-Running Managers
J.P. Morgan	Piper Sandler
Prospectus Supplement dated    , 2021.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part consists of a prospectus dated March 1, 2021 included in our registration statement on Form S-3, which provides more general information. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein, before buying any of the securities being offered under this prospectus supplement and the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those statements made in the accompanying prospectus and documents incorporated by reference.
We are responsible for the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and in any free writing prospectus we prepare. We and the underwriters have not authorized any other person to provide you with any information or make any representation other than that contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein. We and the underwriters take no responsibility for, and provide no assurance as to the reliability of, any information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary provides a general overview of selected information and does not contain all of the information you should consider before buying our common stock. Therefore, you should read the entire prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the information incorporated by reference herein and therein, before deciding to invest in our common stock. Investors should carefully consider the information set forth under “Risk Factors” beginning on page S-4 of this prospectus supplement and refer to the risk factors incorporated herein by reference from our annual report on Form 10-K for the year ended December 31, 2020.
HESKA CORPORATION
Unless otherwise specified, when used in this prospectus, the terms “the Company,” “Heska,” “issuer,” “Registrant,” “we,” “our,” and “us” refer to Heska Corporation and, where appropriate, its consolidated subsidiaries. Our Restated Certificate of Incorporation, as amended (the “Charter”), authorizes three classes of stock: Traditional common stock, Public common stock, and preferred stock. Pursuant to an NOL Protective Amendment to the Charter adopted in 2010, all shares of Traditional common stock then outstanding were automatically reclassified into shares of Public common stock. Our Public common stock trades on The Nasdaq Capital Market under the symbol “HSKA.” In this prospectus, references to “Public common stock” and “common stock” are references to our Public common stock, unless the context otherwise requires.
Overview
We sell veterinary and animal health diagnostic and specialty products. Our offerings include Point of Care diagnostic laboratory instruments and consumables; digital diagnostic imaging instruments, digital cytology services; vaccines; local and cloud-based data services; allergy testing and immunotherapy; and single-use offerings such as in-clinic diagnostic tests and heartworm preventive products. Our core focus is on supporting veterinarians in the canine and feline healthcare space.
Recent Developments
On February 25, 2021, our board of directors, pursuant to our restated certificate of incorporation, as amended, determined to waive the application of any NOL transfer restrictions contained in our restated certificate of incorporation, as amended, which are described below under the caption “Description of Common Stock, Preferred Stock and Depositary Shares—Common Stock—NOL transfer restrictions,” in the accompanying prospectus with respect to the issuance and transfer of the shares of common stock in this offering, and any subsequent and further transfer of any such shares of common stock, to the extent such restrictions would otherwise have been applicable thereto.
Corporate Information
We were founded as Paravax, Inc. and incorporated in California in 1988. We changed our name to Heska Corporation in 1995, reincorporated in Delaware and completed our initial public offering in 1997.
Our principal executive offices are located at 3760 Rocky Mountain Avenue, Loveland, Colorado 80538. Our telephone number is 970-493-7272 and our Internet address is www.heska.com. References to our website in this prospectus supplement and the accompanying prospectus are inactive textual references only and the content of our website should not be deemed incorporated by reference for any purpose. Additional information regarding our company, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

THE OFFERING
Common stock offered by us
$150,000,000 of shares
Common stock to be outstanding immediately after this offering shares
Option to purchase additional shares
The underwriters have an option to purchase up to an additional    shares of our common stock from us at the public offering price (less the underwriting discounts and commissions). The underwriters can exercise this option at any time within 30 days from the date of this prospectus supplement.
Use of Proceeds
We estimate that the net proceeds to us from this offering will be approximately $   million, or approximately $   million if the underwriters exercise their option to purchase additional shares of common stock from us in full, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for general corporate purposes, including working capital, further development and potential commercialization of current and future product initiatives, collaborations, and capital expenditures. We may also use a portion of the net proceeds of this offering to fund possible investments in or acquisitions of complementary businesses, products or technologies, or to repay indebtedness. However, we have no agreements or commitments to do so. See “Use of Proceeds.”
Risk Factors
See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors that you should consider carefully before deciding to invest in our common stock.
Nasdaq Capital Market symbol
“HSKA”
The number of shares of common stock outstanding after this offering is based upon 9,475,845 shares outstanding as of December 31, 2020. The number of shares excludes:
•
464,232 shares of common stock issuable upon the exercise of time vesting options to purchase our common stock outstanding as of December 31, 2020 with a weighted-average exercise price of $57.18 per share;

•
220,000 shares of common stock issuable upon the exercise of performance-based options to purchase our common stock outstanding as of December 31, 2020 with a weighted-average exercise price of $60.94 per share;

•	235 additional shares of common stock issuable upon vesting and settlement of shares of restricted stock granted subsequent to December 31, 2020;
•	151,605 additional shares of our common stock reserved for issuance under our Stock Incentive Plan and 2003 Equity Incentive Plan as of December 31, 2020;
•	196,141 additional shares of our common stock reserved for issuance under our Employee Stock Purchase Plan as of December 31, 2020; and

•	1,344,086 additional shares of our common stock reserved for issuance upon conversion of our outstanding 3.750% Convertible Senior Notes due 2026 (the “convertible notes”).
Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options, no vesting of shares of restricted stock units and no exercise by the underwriters of their option to purchase additional shares.

RISK FACTORS
Investment in our common stock involves risks. You should carefully consider the risk factors described below and the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2020, and the accompanying prospectus, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act, and any free writing prospectus that we have authorized for use in connection with this offering, before you make a decision to invest in our securities. The occurrence of any of these risks might cause you to lose all or part of your investment in our common stock.
Risks Related to this Offering
Our management may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.
Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering for general corporate purposes, including working capital, further development and potential commercialization of current and future product initiatives, collaborations, and capital expenditures. We may also use a portion of the net proceeds of this offering to fund possible investments in or acquisitions of complementary businesses, products or technologies, or to repay indebtedness. However, we have no agreements or commitments to do so. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our operating results or enhance the value of our common stock.
Future sales of a substantial number of shares of our common stock by our existing securityholders or issuances of additional shares of our common stock or instruments convertible into our common stock could cause our stock price to decline.
The market price of our common stock could decline as a result of sales of substantial amounts of our common stock in the public market after the closing of this offering, or the perception that these sales could occur. In addition, we have a significant number of stock options outstanding. The exercise of these options or the conversion of our convertible notes may dilute the ownership interests of existing stockholders. If a substantial number of shares of common stock underlying these options or convertible notes are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock could decline.
Additionally, subject to lock-up provisions described under “Underwriting,” we are not restricted from issuing additional shares of our common stock or other instruments convertible into our common stock. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. If we issue additional shares of our common stock or instruments convertible into our common stock, the trading price of our common stock could decline.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the “safe harbor” created in Section 21E. All statements other than statements of historical facts contained in this prospectus, any subsequent prospectus supplement and the information we incorporate by reference are forward-looking statements. Without limiting the foregoing, words such as “scheduled,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results could differ materially from those expressed or forecasted in any such forward-looking statements as a result of certain factors. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein. These factors include, among others, risks and uncertainties related to:
•	the impact of the COVID-19 pandemic on consumer demand, our global supply chain and our financial and operational results;
•	the success of third parties in marketing our products;
•	outside business interests of our Chief Executive Officer,
•	our reliance on third party suppliers and collaborative partners;
•	our dependence on key personnel;
•	our dependence upon a number of significant customers;
•	competitive conditions in our industry;
•	our dependence on third parties to successfully develop new products;
•	our ability to market and sell our products successfully;
•	expansion of our international operations;
•	the impact of regulation on our business;
•	the success of our acquisitions and other strategic development opportunities;
•	our ability to develop, commercialize and gain market acceptance of our products;
•	cybersecurity incidents and related disruptions and our ability to protect our stakeholders’ privacy;
•	product returns or liabilities;
•	volatility of our stock price;
•	our ability to service our convertible notes and comply with their terms; and
•	our expectations regarding the use of proceeds from this offering.
Readers are cautioned not to place undue reliance on these forward-looking statements. Although we believe that expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect the passage of time, any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as otherwise required by applicable securities laws.
Discussions containing these forward-looking statements are also included in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” incorporated by reference from our most recent Annual Report on Form 10-K, as well as any amendments we make to that filing or any future filings we make with the SEC.

USE OF PROCEEDS
We expect that the net proceeds of this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be $     million, or approximately $     million if the underwriters exercise their option to purchase additional shares of common stock from us in full.
We intend to use the net proceeds from this offering for general corporate purposes, including working capital, further development and potential commercialization of current and future product initiatives, collaborations, and capital expenditures. We may also use a portion of the net proceeds of this offering to fund possible investments in or acquisitions of complementary businesses, products or technologies, or to repay indebtedness. However, we have no agreements or commitments to do so.
Pending application of the net proceeds as described above, we intend to invest the net proceeds in short-and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.
The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

DIVIDEND POLICY
We have not declared or paid any dividends on our common stock since 2012 and we do not anticipate paying any cash dividends in the foreseeable future. We intend to retain any earnings to finance the operation and expansion of our business, and we do not anticipate paying any cash dividends in the future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS OF COMMON STOCK
The following are the material U.S. federal income tax consequences of the ownership and disposition of our common stock acquired in this offering by a “Non-U.S. Holder” that does not own, and has not owned, actually or constructively, more than 5% of our common stock. A “non-U.S. holder” means a beneficial owner of our common stock (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:
•	an individual citizen or resident of the United States;
•
a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

You are not a Non-U.S. Holder if you are a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition, or if you are a former citizen or former resident of the United States for U.S. federal income tax purposes. If you are such a person, you should consult your tax adviser regarding the U.S. federal income tax consequences of the ownership and disposition of our common stock.
If you are a partnership, or entity or arrangement treated as a partnership, for U.S. federal income tax purposes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and your activities.
This discussion is based on the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax and Medicare contribution tax consequences and does not address any aspect of state, local or non-U.S. taxation, or any taxes other than income taxes. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a foreign pension fund, “controlled foreign corporation” or “passive foreign investment company”). You should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
Dividends
As discussed under “Dividend Policy” above, we do not currently expect to make distributions on our common stock. In the event that we do make distributions of cash or other property, those distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital, which will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of our common stock, as described below under “—Gain on Disposition of Our Common Stock.”
Dividends paid to you generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding (subject to the discussion below under “—FATCA”), you will be required to provide a properly executed applicable Internal Revenue Service (“IRS”) Form W-8 certifying your entitlement to benefits under a treaty.
If dividends paid to you are effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States), you will generally be taxed on the dividends in the same manner as a U.S. person. In this case, you will be exempt from the withholding tax discussed in the preceding paragraph, although you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. You should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of our common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.
A non-U.S. holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Gain on Disposition of Our Common Stock
Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” you generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale or other taxable disposition of our common stock unless:
•
the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States), or

•
we are or have been a “United States real property holding corporation,” as defined in the Code, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, and our common stock has ceased to be regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe that we are not, and do not anticipate becoming, a United States real property holding corporation.
If you recognize gain on a sale or other disposition of our common stock that is effectively connected with your conduct of a trade or business in the United States (and if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States), you will generally be taxed on such gain in the same manner as a U.S. person. You should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of our common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.
Information Reporting and Backup Withholding
Information returns are required to be filed with the IRS in connection with payments of distributions on our common stock. Unless you comply with certification procedures to establish that you are not a U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of our common stock. You may be subject to backup withholding on payments on our common stock or on the proceeds from a sale or other disposition of our common stock unless you comply with certification procedures to establish that you are not a U.S. person or otherwise establish an exemption. Your provision of a properly executed applicable IRS Form W-8 certifying your non-U.S. status will permit you to avoid backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
FATCA
Provisions of the Code commonly referred to as “FATCA” require withholding of 30% on payments of dividends on our common stock, and, subject to the below, gross proceeds of dispositions of our common stock, to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds of dispositions of our common stock; however, a withholding agent is not required to apply the proposed regulations, and it is not clear whether the proposed regulations will be finalized in their current form. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). You should consult your tax adviser regarding the effects of FATCA on your investment in our common stock.

UNDERWRITING
We are offering the shares of common stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC and Piper Sandler & Co. are the joint book-running managers of the offering and representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:
Name	Number of Shares
J.P. Morgan Securities LLC
Piper Sandler & Co.
Total
The underwriters are committed to purchase all the common shares offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.
The underwriters propose to offer the common shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $   per share. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriters. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of shares made outside of the United States may be made by affiliates of the underwriters.
The underwriters have an option to buy up to     additional shares of common stock from us. The underwriters have 30 days from the date of this prospectus supplement to exercise this option. If any shares are purchased with this option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.
The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $   per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares:
Total
	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$
We estimate that the total fees and expenses payable by us, excluding underwriting discounts and commissions, will be approximately $   .
A prospectus supplement and the accompanying prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.
We have agreed that we will not (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act of 1933, as amended, or the Securities Act, relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, or publicly disclose the intention to undertake any of the foregoing, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise, without the prior written consent of the representatives, on behalf of the underwriters, for a period of 90 days after the date of this prospectus supplement, other than, among other things, (i) the shares of our common stock to be sold pursuant to this prospectus supplement, (ii) the issuance by us of shares of common stock upon the exercise of an option or the conversion of a security outstanding on the date of and disclosed in this prospectus supplement, (iii) the issuance by us of shares of, or options to purchase shares of, common stock or restricted stock units (including shares of common stock issuable upon the vesting thereof) to our employees, officers, directors, advisors or consultants pursuant to our employee benefit plans and (iv) the filing by us of a registration statement on Form S-8 with respect to our employee benefit plans.
Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 60 days, or the restricted period, after the date of this prospectus supplement, may not, and may not cause any direct or indirect affiliate to, without the prior written consent of the representatives, on behalf of the underwriters, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock (including, without limitation, our common stock or such other securities which may be deemed to be beneficially owned by such directors or executive officers in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to undertake any of the foregoing, (2) enter into any hedging swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or securities convertible into or exercisable or exchangeable for our common stock.
Notwithstanding the lock-up agreements applicable to our directors and our executive officers, the underwriters have agreed that such directors and executive officers may transfer shares of our common stock, among other things and subject to restrictions, to: (1) make certain gifts or charitable contributions, (2) transfers to an immediate family member or a trust for the direct or indirect benefit of the security holder or such immediate family member (3) make transfers by will or intestate succession, (4) enter into a 10b5-1 trading plan, provided that such plan does not permit the transfer of any common stock during the restricted period and no public announcement or filing is made regarding such plan, (5) transfer shares of common stock in connection with the “net” or “cashless” exercise of stock options granted pursuant to any existing employee benefit plan disclosed in this prospectus supplement in satisfaction of any exercise price or tax withholding obligations in connection with such exercise through cashless surrender, provided that any shares of common stock issued upon exercise of such stock option shall remain subject to the terms of the lock-up agreement; and, provided, further that, if required, any public report or filing shall clearly indicate in the footnotes thereto that the filing relates to the exercise of a stock option, that no shares were sold by such reporting person and that the shares received upon exercise of the stock option are subject to a lock-up agreement with the underwriters; and (6) transfer common stock by withholding shares of then-vested restricted common stock awards in satisfaction of any tax withholding obligations in connection with the vesting of such awards granted pursuant to any employee benefit plan, provided that any public report or filing shall clearly indicate in the footnotes thereto that such transfer was to cover tax withholding obligations in connection with the vesting of restricted common stock awards.
The representatives, in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time without notice.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
Our common stock is listed on The Nasdaq Capital Market under the symbol “HSKA.”

In connection with this offering, the underwriters may engage in stabilizing transactions, which involve making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involve the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering.
To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discounts and commissions received by them.
These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on The Nasdaq Capital Market, in the over-the-counter market or otherwise.
Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. For example, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
Selling Restrictions
General
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that

Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or
(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require us or any of underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).
United Kingdom
No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:
(a)	to any legal entity which is a qualified investor as defined under Article 2 of the U.K. Prospectus Regulation;
(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the U.K. Prospectus Regulation); or
(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (“FSMA”),
provided that no such offer of the shares shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the U.K. Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “U.K. Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the U.K. Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the “Order,” and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the FSMA. In the United

Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons. Any person in the UK who is not a relevant person must not act on or rely upon this document or any of its contents.
Canada
The shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Germany
Each person who is in possession of this prospectus is aware of the fact that no German securities prospectus (wertpapierprospekt) within the meaning of the German Securities Prospectus Act (Wertpapier-prospektgesetz, or the Act) of the Federal Republic of Germany has been or will be published with respect to the shares of our common stock. In particular, each underwriter has represented that it has not engaged and has agreed that it will not engage in a public offering in the Federal Republic of Germany within the meaning of the Act with respect to any of the shares of our common stock otherwise than in accordance with the Act and all other applicable legal and regulatory requirements.
Japan
The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the SFO, of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong), or the CO, or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:
(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 276(4)(i)(B) of the SFA;
(b)	where no consideration is or will be given for the transfer;
(c)	where the transfer is by operation of law
(d)	as specified in Section 276(7) of the SFA; or
(e)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, or the shares of common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the shares of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of the shares of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of the shares of common stock.
United Arab Emirates
This offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (“DFSA”), a regulatory authority of the Dubai International Financial Centre (“DIFC”). The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The shares of common stock may not be offered to the public in the UAE and/or any of the free zones.
The shares of common stock may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.
France
This prospectus supplement (including any amendment, supplement or replacement thereto) is not being distributed in the context of a public offering in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier).
This prospectus supplement has not been and will not be submitted to the French Autorité des marchés financiers (the “AMF”) for approval in France and accordingly may not and will not be distributed to the public in France.
Pursuant to Article 211-3 of the AMF General Regulation, French residents are hereby informed that:
1.	the transaction does not require a prospectus to be submitted for approval to the AMF;
2.
persons or entities referred to in Point 2°, Section II of Article L.411-2 of the Monetary and Financial Code may take part in the transaction solely for their own account, as provided in Articles D. 411-1, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Monetary and Financial Code; and

3.
the financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code.

This prospectus supplement is not to be further distributed or reproduced (in whole or in part) in France by the recipients of this prospectus. This prospectus supplement has been distributed on the understanding that such recipients will only participate in the issue or sale of our common stock for their own account and undertake not to transfer, directly or indirectly, our common stock to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L. 411-1 and L. 411-2 of the French Monetary and Financial Code.

LEGAL MATTERS
The validity of the shares of common stock offered hereby will be passed upon by our counsel, Gibson, Dunn & Crutcher LLP. Davis Polk & Wardwell LLP, Menlo Park, California is representing the underwriters.
EXPERTS
The financial statements as of December 31, 2020 and for the year then ended and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The financial statements of the Company incorporated in this prospectus supplement and the accompanying prospectus by reference from the Company’s Annual Report on Form 10-K, filed on February 26, 2021, as of December 31, 2019 and for the years ended December 31, 2019 and December 31, 2018 have been audited by Plante & Moran, PLLC, an independent registered public accounting firm, as stated in their report included therein, and given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We file electronically with the SEC our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8 K, proxy statements and other information. We make available on or through our website, http://www.heska.com, free of charge, copies of these filings as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. The information on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus except as set forth below under “Incorporation of Certain Information by Reference”.
The SEC also maintains a website that contains reports, proxy and information statements, and other information about issuers, like Heska, that file electronically with the SEC. The address of that site is http://www.sec.gov. Unless specifically listed below under “Incorporation of Certain Information by Reference” the information contained on the SEC website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, except for any information that is superseded by information that is included directly in this document.
This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC and that are not included in or delivered with this document. They contain important information about us and our financial condition.
•	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 26, 2021 (the “2020 Form 10-K”).
•	Our Current Report on Form 8-K filed with the SEC on January 12, 2021 and our Amendment to Current Report on Form 8-K/A filed with the SEC on February 5, 2021.
•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from our Definitive Proxy Statement (other than information furnished rather than filed) for our 2020 Annual Meeting of Stockholders, which was filed with the SEC on March 2, 2020.

•
The description of our common stock that is contained in our Registration Statement on Form 8-A/A (Registration No. 000-22427), filed on January 4, 2011, as updated by the description of our common stock filed as Exhibit 4.2 to our 2020 Form 10-K, and any other amendments or reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of our offering of securities shall be deemed to be incorporated by reference herein and to be a part of this prospectus supplement from the date of filing of such documents, excluding any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits filed on such form that are related to such items. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We will furnish without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any document incorporated by reference. Requests should be addressed to Corporate Secretary, at 3760 Rocky Mountain Avenue, Loveland, Colorado, 80538 or may be made telephonically at (970) 493-7272.
We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any information other than the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

PROSPECTUS

HESKA CORPORATION
Common Stock
Preferred Stock
Depositary Shares
Purchase Contracts
Warrants
Units
By this prospectus, we may from time to time offer securities to the public. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus, the applicable prospectus supplement, and the information incorporated by reference in this prospectus and the applicable prospectus supplement carefully before you invest.
Our common stock, $0.01 par value per share, trades on The Nasdaq Capital Market under the symbol “HSKA.”
We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any prospectus supplement. We take no responsibility for, and can provide no assurances as to the reliability of, any information other than the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We are not making or soliciting an offer of any securities other than the securities described in this prospectus and any prospectus supplement. We are not making or soliciting an offer of these securities in any state or jurisdiction where the offer is not permitted or in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.
Investing in these securities involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus, in the applicable prospectus supplement we will deliver with this prospectus and in the documents incorporated herein and therein.
The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 1, 2021.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this registration statement, we may sell any combination of the securities described in this prospectus from time to time, either separately or in units, in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may add, update or change information contained in this prospectus and will also include the following information:
•	the type, amount and any applicable securities that we propose to sell;
•	the public offering price of the securities;
•	the names of any underwriters, agents or dealers through or to which the securities will be sold;
•	any compensation of those underwriters, agents or dealers;
•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded;
•	any risk factors applicable to the securities that we propose to sell; and
•	any other material information about the offering and sale of the securities.
If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC’s website referenced under the heading “Where You Can Find More Information.” Unless specifically listed below under the heading “Incorporation of Certain Information by Reference” the information contained on the SEC website is not incorporated by reference into this prospectus or any prospectus supplement.
i

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the documents that we incorporate by reference into this prospectus, before making an investment decision.
Unless otherwise specified, when used in this prospectus, the terms “the Company,” “Heska,” “issuer,” “Registrant,” “we,” “our,” and “us” refer to Heska Corporation and, where appropriate, its consolidated subsidiaries. Our Restated Certificate of Incorporation, as amended (the “Charter”), authorizes three classes of stock: Traditional common stock, Public common stock, and preferred stock. Pursuant to an NOL Protective Amendment to the Charter adopted in 2010, all shares of Traditional common stock then outstanding were automatically reclassified into shares of Public common stock. Our Public common stock trades on The Nasdaq Capital Market under the symbol “HSKA.” In this prospectus, references to “Public common stock” and “common stock” are references to our Public common stock, unless the context otherwise requires.
Business of Heska Corporation
We sell veterinary and animal health diagnostic and specialty products. Our offerings include Point of Care diagnostic laboratory instruments and consumables; Point of Care digital imaging diagnostic products; digital cytology services; vaccines; local and cloud-based data services; allergy testing and immunotherapy; and single-use offerings such as in-clinic diagnostic tests and heartworm preventive products. Our core focus is on supporting veterinarians in the canine and feline healthcare space.
We were founded as Paravax, Inc. and incorporated in California in 1988. We changed our name to Heska Corporation in 1995, reincorporated in Delaware and completed our initial public offering in 1997.
Our principal executive offices are located at 3760 Rocky Mountain Avenue, Loveland, Colorado 80538. Our telephone number is 970-493-7272 and our Internet address is www.heska.com. References to our website in this prospectus are inactive textual references only and the content of our website should not be deemed incorporated by reference for any purpose, except as set forth below under “Incorporation of Certain Information by Reference”. Additional information regarding our company, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

RISK FACTORS
Investing in our securities involves risks. Our business is influenced by many factors that are difficult to predict and beyond our control and that involve uncertainties that may materially affect our business, results of operations, financial condition or cash flows, or the value of these securities. These risks and uncertainties are described in the risk factors section of the documents that are incorporated by reference in this prospectus. Any subsequent prospectus supplement may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under such prospectus supplement. You should carefully consider all of the information contained in or incorporated by reference in this prospectus and in the applicable prospectus supplement before you invest in our securities.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any subsequent prospectus supplement, including the information we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the “safe harbor” created in Section 21E. All statements other than statements of historical facts contained in this prospectus, any subsequent prospectus supplement and the information we incorporate by reference are forward-looking statements. Without limiting the foregoing, words such as “scheduled,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results could differ materially from those expressed or forecasted in any such forward-looking statements as a result of certain factors. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus, any subsequent prospectus supplement and the documents incorporated by reference herein and therein. These factors include, among others, risks and uncertainties related to:
•	the impact of the COVID-19 pandemic on consumer demand, our global supply chain and our financial and operational results;
•	the success of third parties in marketing our products;
•	outside business interests of our Chief Executive Officer,
•	our reliance on third party suppliers and collaborative partners;
•	our dependence on key personnel;
•	our dependence upon a number of significant customers;
•	competitive conditions in our industry;
•	our dependence on third parties to successfully develop new products;
•	our ability to market and sell our products successfully;
•	expansion of our international operations;
•	the impact of regulation on our business;
•	the success of our acquisitions and other strategic development opportunities;
•	our ability to develop, commercialize and gain market acceptance of our products;
•	cybersecurity incidents and related disruptions and our ability to protect our stakeholders’ privacy;
•	product returns or liabilities;
•	volatility of our stock price; and
•	our ability to service our convertible notes and comply with their terms.
Readers are cautioned not to place undue reliance on these forward-looking statements. Although we believe that expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect the passage of time, any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as otherwise required by applicable securities laws.
Discussions containing these forward-looking statements are also included in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” incorporated by reference from our most recent Annual Report on Form 10-K, as well as any amendments we make to that filing or any future filings we make with the SEC.

USE OF PROCEEDS
Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities that we may offer and sell from time to time under this prospectus for general corporate purposes, which may include, but are not limited to, working capital, further development and potential commercialization of current and future product initiatives, investments, acquisitions, collaborations, capital expenditures and repayment of indebtedness.

DESCRIPTION OF COMMON STOCK, PREFERRED STOCK AND DEPOSITARY SHARES
The following description summarizes important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth herein, you should refer to our Charter and our Amended and Restated Bylaws, as amended (the “Bylaws”), both of which are filed as exhibits to our most recent Annual Report on Form 10-K and incorporated by reference into this prospectus, and to the applicable provisions of Delaware law. See “Where You Can Find More Information.”
Authorized Capital Stock
On May 4, 2010, our stockholders approved an amendment to our Charter (the “NOL Protective Amendment”). The NOL Protective Amendment places restrictions on the transfer of our common stock that could adversely affect our ability to use our domestic Federal Net Operating Loss carryforward (“NOL”). The NOL Protective Amendment reclassified our capital stock into shares of Traditional common stock and Public common stock, which together we refer to as our “common stock securities.” These restrictions on transfer prohibit certain future transfers of our capital stock that could adversely affect our ability to utilize our NOL and certain income tax credits to reduce our federal income taxes, which we refer to as the “Tax Benefits.” Pursuant to the NOL Protective Amendment, each share of Traditional common stock was automatically reclassified into one share of common stock.
After giving effect to the amendments to our Charter adopted subsequent to the NOL Protective Amendment, our authorized capital stock consists of 29,000,000 shares of capital stock, par value $0.01 per share, of which:
•	13,250,000 shares of original common stock are designated as Traditional common stock;
•	13,250,000 shares of NOL restricted common stock are designated as Public common stock; and
•	2,500,000 shares are designated as preferred stock.
All outstanding shares of common stock are validly issued, fully paid, and nonassessable.
On February 25, 2021, there were 9,477,240 shares of common stock outstanding and no shares of Traditional common stock or preferred stock outstanding. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the Company entitled to vote.
Common Stock
Voting rights
Each holder of common stock is entitled to one vote for each share of common stock held of record on the applicable record date on all matters submitted to a vote of stockholders. There are no cumulative voting rights for the election of directors in our Charter. The directors elected at each annual meeting of stockholders are elected for a one year term of office expiring at the next annual meeting of stockholders.
Directors are elected by a plurality of the vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote on the election of directors. Except as provided otherwise in the Charter, the Bylaws, or applicable Delaware law, the vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote on the subject matter shall decide any matter brought before a meeting of stockholders.
Dividend rights; rights upon liquidation
The holders of common stock are entitled to receive dividends out of assets legally available for dividends at times and in amounts as our board of directors may determine. These dividend rights are subject to any preferential dividend rights that may be granted to holders of outstanding preferred stock.
In the event of our liquidation, dissolution or winding up, each share of common stock is entitled to share pro rata in any distribution of our assets after payment or providing for the payment of liabilities and the liquidation preference of any then outstanding preferred stock.

Preemptive and other rights
Other than as set forth under the caption “Conversion” below, holders of common stock have no preemptive or other rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other of our securities. There are no redemption or sinking fund provisions applicable to the common stock securities.
Conversion
Each share of Public common stock will automatically be converted into the equivalent number of shares of Traditional common stock on the earliest of January 1, 2026, the date our board of directors determines that the transfer restrictions described below are no longer necessary or advisable to preserve the Tax Benefits due to changes in tax laws, or the date our board of directors determines in good faith that it is in the best interests of the Company and our stockholders to terminate the transfer restrictions.
NOL transfer restrictions
As a result of the NOL Protective Amendment, the shares of common stock are subject to transfer restrictions such that holders of common stock are restricted from attempting to transfer (which includes any direct or indirect acquisition, sale, transfer, assignment, conveyance, pledge or other disposition) any of the shares of common stock (or options, warrants or other rights to acquire common stock, or securities convertible or exchangeable into common stock), to the extent that such transfer would (i) create or result in an individual or entity becoming a five-percent stockholder of the common stock for purposes of Section 382 of the Internal Revenue Code of 1986, as amended, and the related Treasury Regulations, which individual or entity is referred to as a “five-percent stockholder,” or (ii) increase the stock ownership percentage of any existing five-percent stockholder.
Transfers that violate the provisions of the NOL Protective Amendment shall be null and void ab initio and shall not be effective to transfer any record, legal, beneficial or any other ownership of the number of shares which result in the violation of the NOL Protective Amendment, which shares are referred to as “Excess Securities.” The purported transferee shall not be entitled to any rights as a Company stockholder with respect to the Excess Securities. Instead, the purported transferee would be required, upon demand by us, to transfer the Excess Securities to an agent designated by us for the limited purpose of consummating an orderly arm’s-length sale of such Excess Securities. The net proceeds of the sale will be distributed first to reimburse the agent for any costs associated with the sale, second to the purported transferee to the extent of the price it paid, and finally to the purported transferor to the extent there is any additional amount, or, if the purported transferor cannot readily be identified to us, to cover the costs incurred by us as a result of such prohibited transfer, with the remainder, if any, to be donated to a charity designated by our board of directors.
With respect to any transfer that does not involve a transfer of our “securities” within the meaning of Delaware law but which would cause any five-percent stockholder to violate the transfer restrictions, the following procedure would apply in lieu of those described above. In such case, no such five-percent stockholder would be required to dispose of any interest that is not a security of the Company, but such five-percent stockholder and/or any person whose ownership of our securities is attributed to such five-percent stockholder, would be deemed to have disposed of (and would be required to dispose of) sufficient securities (which securities shall be disposed of in the inverse order in which they were acquired), simultaneously with the transfer, to cause such five-percent stockholder not to be in violation of the transfer restrictions, and such securities would be treated as Excess Securities to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to such five-percent stockholder or such other person that was the direct holder of such Excess Securities from the proceeds of sale by the agent being the fair market value of such Excess Securities at the time of the prohibited transfer.
The NOL Protective Amendment also provides us with various remedies to prevent or respond to a purported transfer that violates its provisions, including that any person who knowingly violates it, together with any persons in the same control group with such person, are jointly and severally liable to us for such amounts as will put us in the same financial position as it would have been in had such violation not occurred.
The foregoing transfer restriction provisions may only be amended or repealed by the affirmative vote of the holders of at least two-thirds of the shares entitled to vote thereon. This summary description of the NOL Protective Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the NOL Protective Amendment.

Listing
Our common stock is listed on The Nasdaq Capital Market under the symbol “HSKA”.
Preferred Stock
Our board of directors has the authority, without stockholder approval, to create and issue one or more series of preferred stock and to fix the number of shares, designations, preferences, powers and relative, participating, optional or other special rights of the shares of that series, and the qualifications or restrictions on those preferences or rights. The specific matters that may be determined by our board of directors with respect to a series of preferred stock include: the designation of the series; the number of shares of the series; the rate of dividends, if any; whether dividends, if any, are cumulative or non-cumulative; the terms of redemption, if any; the amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company; rights and terms of conversion or exchange, if any; restrictions on the issuance of shares of the same series or any other series, if any; and voting rights, if any.
The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could decrease the amount of earnings and assets available for distribution to holders of common stock securities or affect adversely the rights and powers, including voting rights, of the holders of common stock securities. The issuance of preferred stock could make it more difficult for third parties to acquire a majority of our outstanding voting stock. Also, the issuance of any preferred stock could adversely affect the market price of the common stock securities. We will distribute a prospectus supplement with regard to each particular series of preferred stock offered hereby that will describe the terms and provisions of that series of preferred stock.
Anti-takeover provisions in Delaware law and our Charter
The NOL Protective Amendment may have an “anti-takeover” effect because, among other things, the common stock restricts the ability of a person, entity or group to accumulate more than five percent of the common stock and the ability of persons, entities or groups now owning more than five percent of the outstanding shares of common stock from acquiring additional shares of common stock without the approval of our board of directors.
We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes a merger, asset sale or other transaction resulting in financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.
The Charter provides that special meetings of stockholders may be called only at the request of our chairman of the board of directors, our chief executive officer or president, or by a resolution adopted by a majority of our board of directors.
The provisions described above, together with the ability of our board of directors to issue preferred stock without stockholder approval, could have the effect of delaying, deferring or preventing a change in control, delaying, deferring or preventing the removal of existing management, deterring potential acquirers from making an offer to our stockholders, and limiting any opportunity of our stockholders to realize premiums over prevailing market prices of our common stock in connection with offers by potential acquirers. The above-described effects could occur even if a majority of our stockholders might benefit from such a change in control or offer.
Depositary Shares
We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction, to be set forth in the applicable prospectus supplement, of a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. The following description of the material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.
Pending the preparation of definitive engraved depositary receipts, the depositary, upon our written order, may issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts would entitle their holders to all the rights of definitive depositary receipts. Temporary depositary receipts would be exchangeable for definitive depositary receipts at our expense.
Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.
If there were a distribution other than in cash, the depositary would distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, would sell the property and distribute the net proceeds from the sale to the applicable holders.
Withdrawal of Underlying Preferred Stock. Unless we provide otherwise in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, would be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder.
Redemption of Depositary Shares. If a series of preferred stock represented by depositary shares were subject to redemption, the depositary shares would be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of underlying stock held by the depositary. The redemption price per depositary share would be equal to the applicable fraction of the redemption price per share payable with respect to that series of underlying stock. Whenever we redeem shares of underlying stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.
Voting. Upon receipt of notice of any meeting at which the holders of the underlying stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the underlying stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying stock represented by that holder's depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying shares to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

Conversion of Preferred Stock. If the prospectus supplement relating to the depositary shares provides that the deposited preferred stock is convertible into or exchangeable for common stock or preferred stock of another series of Heska or securities of any third party, the following will apply. The depositary shares, as such, will not be convertible into or exchangeable for any securities of Heska or any third party. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions to instruct us to cause conversion or exchange of the preferred stock represented by the depositary shares into or for whole shares of common stock or shares of another series of preferred stock of Heska or securities of the relevant third party, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for conversion or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.
Amendment and Termination of the Depositary Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if (a) all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which the underlying preferred stock is convertible or exchangeable or (b) there has been a final distribution of the underlying stock in connection with our liquidation, dissolution or winding up and the underlying stock has been distributed to the holders of depositary receipts.
Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the underlying stock and any redemption of the underlying stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for any permitted withdrawal of shares of underlying stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.
Reports. The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying stock.
Limitation on Liability. Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or underlying stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting underlying stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Depositary. The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF PURCHASE CONTRACTS
The following is a general description of the terms of the purchase contracts we may issue from time to time. Particular terms of any purchase contracts we offer will be described in the prospectus supplement relating to such purchase contracts. Material U.S. federal income tax considerations applicable to the purchase contracts will also be discussed in the applicable prospectus supplement. You should refer to the form of purchase contract and purchase certificate that we will file with the SEC in connection with the offering of the specific purchase contracts for more complete information.
We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, shares of common stock, preferred stock, or depositary shares at a future date. The consideration for such common stock, preferred stock, or depositary shares may be fixed at the time that the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract upon the occurrence of certain events.
The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:
•
whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;
•	whether the purchase contracts will be issued as part of a unit and, if so, the other securities comprising the unit;
•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance, or level of the securities subject to purchase under the purchase contract;
•	any acceleration, cancellation, termination, or other provisions relating to the settlement of the purchase contracts; and
•	whether the purchase contracts will be issued in full registered or global form.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our preferred stock, depositary shares, or common stock or any combination thereof. Warrants may be issued independently or together with any other securities in the form of units, and may be attached to, or separate from, such securities. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. You should refer to the form of warrant agreement and warrant that we file with the SEC in connection with the offering of the specific warrants for more complete information.
The prospectus supplement will describe the terms of any warrants being offered, including:
•	the title and the aggregate number of warrants;
•	the price or prices at which the warrants will be issued;
•	the currency or currencies in which the price of the warrants will be payable;
•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the periods during which, and places at which, the warrants are exercisable;
•	the date or dates on which the warrants shall commence and the date or dates on which the warrants will expire;
•	the terms of any mandatory or optional call provisions;
•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;
•	whether the warrants will be sold separately or with other securities as part of a unit;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	any provisions for the adjustment of the number or amount of securities receivable upon exercise of warrants;
•	the identity of the warrant agent;
•	the exchanges, if any, on which the warrants may be listed;
•	the maximum or minimum number of warrants which may be exercised at any time;
•	if applicable, a discussion of any material United States federal income tax considerations;
•	whether the warrants shall be issued in book-entry form; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS
We may issue units consisting of one or more of the other securities described in this prospectus in any combination, as described in a prospectus supplement. We may issue units in one or more series, which will be described in a prospectus supplement. We will issue the units or hybrid securities under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. You should refer to the form of unit agreement and unit certificate that we file with the SEC in connection with the offering of the specific units for more complete information.
The applicable prospectus supplement will describe:
•	the designation and the terms of the units and of the securities constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•	any additional terms of the governing unit agreement;
•
any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the preferred stock, common stock, stock purchase contracts, depositary shares, or warrants constituting the units; and

•	any applicable United States federal income tax consequences.

PLAN OF DISTRIBUTION
Any of the securities being offered by this prospectus may be sold:
•	through agents;
•	to or through one or more underwriters on a firm commitment or best-efforts basis;
•
through broker-dealers, who may act as agents or principals, including a block trade in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through remarketing firms;
•	directly to one or more purchasers;
•	in privately negotiated transactions; or
•	in any combination of these methods of sale.
The securities may be sold at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices or varying prices determined at the time of sale. The distribution of securities may be effected from time to time in one or more transactions by means of one or more of the following transactions, which may include cross or block trades:
•	transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded;
•	in the over-the-counter market;
•	in negotiated transactions;
•	through put or call option transactions relating to the securities;
•	under delayed delivery contracts or other contractual commitments; or
•	any combination of such methods of sale.
Agents designated by us from time to time may solicit offers to purchase the securities. We will name any such agent involved in the offer or sale of the securities and set forth any commissions payable by us to such agent in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.
If underwriters are used in the sale of securities, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. Such compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities. We will describe any such activities in the prospectus supplement. We may elect to list any class or series of securities on any exchange, but we are not currently obligated to do so. It is possible that one or more underwriters, if any, may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities we may offer.
If a dealer is used in the sale of the securities, we or an underwriter will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The prospectus supplement may set forth the name of the dealer and the terms of the transactions.

If a broker is used in the sale of the securities, the broker will not acquire the securities, and we will sell the securities directly to the purchasers in the applicable market. These will be conducted as “at the market offerings” within the meaning of the Securities Act. The prospectus supplement will set forth the terms of our arrangement with the broker.
We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any such sales, including the terms of any bidding, auction or other process, if utilized.
Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of ours, or engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.
We will bear all costs, expenses and fees in connection with the registration of the securities, as well as the expense of all commissions and discounts, if any, attributable to sales of the securities by us.

LEGAL MATTERS
Gibson, Dunn & Crutcher LLP has rendered an opinion with respect to the validity of the securities being offered by this prospectus. We have filed this opinion as an exhibit to the registration statement of which this prospectus is a part. If counsel for any underwriters passes on legal matters in connection with an offering made by this prospectus, we will name that counsel in the prospectus supplement relating to that offering.
EXPERTS
The financial statements as of December 31, 2020 and for the year then ended and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The financial statements of the Company incorporated in this registration statement by reference from the Company’s Annual Report on Form 10-K, filed on February 26, 2021, as of December 31, 2019 and for the years ended December 31, 2019 and December 31, 2018 have been audited by Plante & Moran, PLLC, an independent registered public accounting firm, as stated in their report included therein, and given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We file electronically with the SEC our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information. We make available on or through our website, http://www.heska.com, free of charge, copies of these filings as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. The information on our website is not incorporated by reference into this prospectus except as set forth below under “Incorporation of Certain Information by Reference”.
The SEC also maintains a website that contains reports, proxy and information statements, and other information about issuers, like Heska, that file electronically with the SEC. The address of that site is http://www.sec.gov. Unless specifically listed below under “Incorporation of Certain Information by Reference” the information contained on the SEC website is not incorporated by reference into this prospectus.
We have filed with the SEC a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.
This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC and that are not included in or delivered with this document. They contain important information about us and our financial condition.
•	Our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 26, 2021 (the “2020 Form 10-K”).
•	Our Current Report on Form 8-K filed on January 12, 2021 and our Amendment to Current Report on Form 8-K/A filed on February 5, 2021.
•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from our Definitive Proxy Statement (other than information furnished rather than filed) for our 2020 Annual Meeting of Stockholders, which was filed with the SEC on March 2, 2020.

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The description of our common stock that is contained in our Registration Statement on Form 8-A/A (Registration No. 000-22427), filed on January 4, 2011, as updated by the description of our common stock filed as Exhibit 4.2 to our 2020 Form 10-K, and any other amendments or reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of our offering of securities shall be deemed to be incorporated by reference herein and to be a part of this prospectus from the date of filing of such documents, excluding any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits filed on such form that are related to such items. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference. Requests should be addressed to Corporate Secretary, at 3760 Rocky Mountain Avenue, Loveland, Colorado, 80538 or may be made telephonically at (970) 493-7272.
We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any prospectus supplement. We take no responsibility for, and can provide no assurances as to the reliability of, any information other than the information contained in or incorporated by reference in this prospectus or any prospectus supplement. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

$150,000,000

HESKA CORPORATION
Common Stock
PROSPECTUS SUPPLEMENT

J.P. Morgan	Piper Sandler
March 1, 2021